   As filed with the Securities and Exchange Commission on December 19, 2000.
                           Registration No. 333-64563



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   ----------
                        Post-effective AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------
                               BIO-VASCULAR, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                     41-1526554
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                                  -------------
                             2575 University Avenue
                            St. Paul, Minnesota 55114
                                 (651) 603-3700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------
                               Connie L. Magnuson
              Vice President - Finance and Chief Financial Officer
                             2575 University Avenue
                            St. Paul, Minnesota 55114
                                 (651) 603-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------



                                   Copies to:

                              Kerri L. Klover, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                     3300 Plaza VII, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000


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                          DEREGISTRATION OF SECURITIES

         Bio-Vascular, Inc. (the "Registrant") registered the resale of up to 585,872 shares (the "Offered Shares") of its common stock, par value $.01 per share (the "Common Stock"), on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 333-64563 (including all amendments thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on September 29, 1998, as amended on November 20, 1998 and December 10, 1998. The SEC declared the Registration Statement effective on December 16, 1998. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby amends the Registration Statement to deregister any remaining Offered Shares that were not sold under the Registration Statement at the time this Post-Effective Amendment No. 1 to the Registration Statement is filed with the SEC.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on December 16, 2000.


                                     By: /s/ Connie L. Magnuson
                                         ---------------------------------------
                                         Connie L. Magnuson
                                         Vice President - Finance and Chief
                                         Financial Officer (Principal Financial
                                         and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 16, 2000 as indicated.

           Signature                                      Title
           ---------                                      -----

*                                         President, Chief Executive Officer and
--------------------------------          Director (Principal Executive Officer)
M. Karen Gilles

*                                         Chairman of the Board and Director
--------------------------------
Timothy M. Scanlan

*                                         Director
--------------------------------
William G. Kobi

*                                         Director
--------------------------------
Richard W. Perkins

*                                         Director
--------------------------------
Anton R. Potami

*                                         Director
--------------------------------
Edward E. Strickland



*By: /s/ Connie L. Magnuson
     ---------------------------
     Connie L. Magnuson
     Attorney-in-fact

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